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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Digimarc Corporation:

    We consent to incorporation by reference in the Registration Statement
(No. 333-31114) on Form S-8 of Digimarc Corporation of our report dated
February 11, 2000, with respect to the balance sheets of Digimarc Corporation as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Digimarc Corporation.

/s/ KPMG LLP

Portland, Oregon
March 24, 2000